UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): November 10, 2009

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On November 10, 2009, Cardium Therapeutics, Inc. (“Cardium”) issued a press release reporting on its financial results for its third quarter ended September 30, 2009, and on recent developments and future outlook. With the adoption of EITF 07-05 and its substantial impact on our overall reported net losses, in particular certain non-cash liabilities reported for derivative securities that vary substantially based on changes in the underlying market value of Cardium’s common stock, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company’s operating results. Accordingly, the Company additionally provided a pro forma income statement and pro forma balance sheet which excludes the non-cash effects of EITF 07-05 on its financial results. The Company presents this information to investors as an additional tool for evaluating the Company’s financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The presentation of this additional non-GAAP information is intended to provide investors with additional incremental tools for their review of the Company’s results and is not meant to be considered in isolation or as a substitute for net income information prepared and provided in accordance with GAAP. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Cardium issued on November 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: November 10, 2009	By:	/S/ CHRISTOPHER J. REINHARD
Christopher J. Reinhard
Chief Executive Officer